                                                                      Exhibit 99

                                 PRESS RELEASE
                                 -------------


November 14, 2000                    For more information, contact:
Immediate release                    Brian Hartline, President and CEO or
                                     Robert Kuehl, CFO
                                     (610) 685-1400


   MAIN STREET BANCORP, INC., ANNOUNCES 18.9% INCREASE IN THIRD QUARTER CORE
                     EARNINGS AND CHANGE IN DIVIDEND POLICY

     Main Street Bancorp, Inc., (NASDAQ: MBNK) announced net income, on an operating basis, of $2.3 million for the third quarter ended September 30, 2000, compared to $2.0 million for the third quarter ending September 30, 1999, an increase of 18.9%. On a per share basis, operating net income for the third quarter of 2000 was $0.22 per share compared to $0.19 per share for the third quarter of 1999. Net income on an operating basis excludes special charges, net of taxes.

     During the third quarter of 2000, the Company incurred $961,000 of special charges, relating to severance payments under an employment agreement to a former executive. During the third quarter of 1999, the Company incurred a similar charge of $1.7 million. Including the special charges, net income for the quarter ended September 30, 2000 was $1.4 million, or $0.13 per share, compared to $770,000, or $0.07 per share for the comparable quarter of 1999.

     For the nine months ended September 30, 2000, net income, on an operating basis, was $6.4 million compared to $6.6 million reported a year earlier. Earnings per share, on an operating basis, were $0.61 for the nine months ended September 30, 2000 compared to $0.63 for the nine months ending September 30, 1999. The decline in operating earnings resulted from the increased overhead associated with the retail branch expansion last year coupled with a declining interest rate spread on the leverage strategy associated with the retail branch expansion.

     For the nine months ended September 30, 2000, the Company incurred $5.8 million in special charges compared to $2.1 million a year earlier. The special charges and other one-time charges include costs relating to the closing of Granite Mortgage Corporation in Springfield, Virginia, severance payments and employee-related costs, professional fees and write-down of assets and mortgage sale losses. Including the special charges and other one-time charges, net income and earnings per share for the nine months ended September 30, 2000 were $986,000 and $0.09, respectively and for the nine months ended September 30, 1999, net income and earnings per share were $5.2 million and $0.49.

     Total loans increased by $132.6 million, or 20.1%, from $658.7 million at December 31, 1999 to $791.3 million at September 30, 2000. The increase in loans was primarily in commercial and home equity loans. Deposits totaled $1.2 billion at September 30, 2000 compared to $1.0 billion at December 31, 1999, an increase of 19.9% due to the new branches and deposit product promotions. This increase was comprised of $125 million in certificates of deposits (28.6%) and an $18 million increase in demand deposits (14.4%).

     Net interest income for the third quarter of 2000 increased $700,000, or 6.4%, to $11.7 million versus $11.0 million for the third quarter of 1999, calculated on a tax-equivalent basis. Net interest income, calculated on a tax-equivalent basis, was $35.2 million for nine months ending September 30, 2000 compared to $32.0 million for the nine months ending September 30, 1999, an increase of 10.7 %. The net interest margin decreased from 3.50% for the third quarter of 1999 to 3.20% for the third quarter of 2000 and also decreased from 3.57% for the first nine months of 1999 to 3.24% for the first nine months of
1999.   This decline was attributed to a more rapid repricing of retail deposits and borrowed funds than interest-earning assets during this recent higher rate environment. Additionally, the cost of the trust preferred issuance contributed to the margin decline.

     Total other expenses, excluding special charges, increased 9.6% to $10.3 million for the third quarter of 2000 compared to $9.4 million for the third quarter of 1999 and increased 22.7% to $31.3 million for the first nine months of 2000 compared to $25.5 million for the same period of 1999. These increases for the quarter and year-to-date are a result of the overhead associated with the new branches that have opened in the last 20 months. These increases occurred in salaries, benefits, occupancy and other expenses.

     Brian M. Hartline, President and CEO of the Company stated "I am pleased to announce that the quarterly core earnings of the Company continue to grow during the transition of the Company since the announcement of our reorganization in April, 2000. We are encouraged by the growth of the core banking products within our market areas, particularly the newer markets of Chester, Lehigh and Montgomery Counties. Significant strides are being made to evaluate and improve core earnings of the Company through restructuring the balance sheet, reinvesting in the infrastructure of the Company and reduce or eliminate inefficient procedures and/or lines of business.

     On October 24, 2000, the Board of Directors of the Company approved a change in the Company's dividend payout policy, reducing the annual cash dividend from $0.56 per share to $0.20 per share. The Board's decision to make the change in the policy was based on the Company's current level of earnings, its desire to reduce the dividend payout ratio commensurate with that of its peer group, and its desire to reinvest a larger portion of earnings in the infrastructure of the Company to maximize the future long term performance.

     The Board of Directors of the Bank have approved special charges, other one-time charges and additional loan loss provision of up to $8.5 million ($5.6 million after-tax), or $0.53 per share, to be recognized in the fourth quarter of 2000. The charge would consist primarily of up to a $6.3 million pretax loss associated with adopting FAS 133 and the expected subsequent sale of up to 20% of the Company's securities portfolio. The proceeds from the sale are expected to be used to payoff other borrowed funds. In addition, special charges of $700,000 relate to the sale or closing of up to 20% of our branch network and severance and employment related contracts. Based on the Company's credit policy, the appointment of a Chief Credit Officer, recent economic changes and the growth and complexity in the Company's loan portfolio, the Company will increase its allowance for loan losses by approximately $1.5 million. The Board approved these special charges and other one-time charges as part of an overall plan to restructure the balance sheet and improve core earnings of the Company.

     Main Street Bancorp, Inc is a $1.5 billion state-chartered bank holding company in which its banking subsidiary Main Street Bank currently operates 45 offices in 10 counties through its divisions - Berks County Bank, Heritage Bank and Main Street Bank. The Company is headquartered in Reading, Pennsylvania.

     In addition to historical information, this information may contain "forward-looking statements" which are made in good faith by Main Street Bancorp, Inc. ("Main Street"), pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Main Street's strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business of Main Street.

     Statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Main Street's control).

     Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Main Street's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Main Street cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statements takes into account the impact that any future acquisition may have on Main Street and any such forward-looking statement.

     Main Street does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of Main Street.

                           MAIN STREET BANCORP, INC.
                               AND SUBSIDIARIES


                                 CONSOLIDATED
                                BALANCE SHEETS

                                                                            September 30,      December 31,
ASSETS                                                                           2000               1999
                                                                              (Unaudited)
                                                                            ---------------------------------
                                                                            (In thousands, except share data)
Cash and due from banks                                                           37,216              49,904
Interest-bearing deposits with banks                                                 101                 114
Federal funds sold                                                                  --                   470
Securities available for sale                                                    365,781             438,173
Securities held to maturity                                                      261,776             261,785
Loans receivable, net                                                            791,290             658,725
Mortgages held for sale                                                             --                 4,854
Due from mortgage investors                                                        5,216               4,957
Bank premises and equipment, net                                                  37,258              36,477
Accrued interest receivable and other assets                                      37,882              41,288
                                                                              ----------          ----------

          Total assets                                                         1,536,520           1,496,747
                                                                              ==========          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Deposits:
      Demand, non-interest bearing                                               139,907             122,283
      Demand, interest bearing                                                   131,266             137,352
      Savings                                                                    387,082             327,422
      Time deposits                                                              562,613             437,459
                                                                              ----------          ----------

          Total deposits                                                       1,220,868           1,024,516
                                                                              ----------          ----------

   Accrued interest payable and other liabilities                                 14,105              24,019
   Other borrowed funds                                                          150,227             274,434
   Guaranteed preferred beneficial interests in corporation's junior
      subordinated deferrable interest debentures, series A                       10,000              10,000
    Long term debt                                                                60,000              85,000
                                                                              ----------          ----------

          Total liabilities                                                    1,455,200           1,417,969
                                                                              ----------          ----------

STOCKHOLDERS' EQUITY

   Preferred stock, authorized and unissued 5,000,000 shares                        --                  --
   Common stock, par value $1.00 per share; authorized 50,000,000 shares;
      issued and outstanding 2000 10,469,906 shares; 1999
      10,429,953 shares                                                           10,470              10,450
   Surplus                                                                        64,667              64,548
   Retained earnings                                                              17,869              21,326
   Accumulated other comprehensive income                                        (11,686)            (17,546)
                                                                              ----------          ----------

          Total stockholders' equity                                              81,320              78,778
                                                                              ----------          ----------

          Total liabilities and stockholders' equity                           1,536,520           1,496,747
                                                                              ==========          ==========

                           MAIN STREET BANCORP, INC.
                               AND SUBSIDIARIES



                       CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                                    For the three month ended        Forn the nine months ended
                                                                     SEPTEMBER 30,                        SEPTEMBER 30,
                                                                     2000     1999                       2000        1999
                                                                   -------   ------                     -------     ------
INTEREST INCOME                                                            (In thousands, except per share data)
  Loans receivable, including fees                                 16,774    12,600                     46,562      35,984
  Interest and dividends on investment
   securities:
     Taxable                                                        6,254     5,518                     20,095      16,106
     Tax-exempt                                                     3,692     3,646                     11,868      10,466
  Other                                                                12        31                         33         49
                                                                   ------    ------                     -------     ------

              Total interest income                                26,732    21,795                     78,558      62,605
                                                                   ------    ------                     -------     ------

INTEREST EXPENSE:
 Deposits                                                          12,844     8,846                     34,826      24,655
 Other borrowed funds                                               2,781     2,689                     10,584       6,817
  Long-term debt                                                    1,225     1,039                      3,808       4,014
                                                                   ------    ------                     -------     ------

              Total interest expense                               16,850    12,574                     49,218      35,486
                                                                   ------    ------                     -------     ------

               Net interest income                                  9,882     9,221                     29,340      27,119
Provision for loan losses                                             750       200                      2,125         800
                                                                   ------    ------                     ------      ------

               Net interest income after provision for
                   loan losses                                      9,132     9,021                     27,215      26,319
                                                                   ------    ------                     ------      ------

OTHER INCOME
 Income from fiduciary activities                                     218       291                        724         816
 Customer service fees                                              2,083       951                      5,793       2,408
 Mortgage banking activities                                          330       330                        185       1,029
 Net realized losses on sale of securities                           (183)      (35)                      (243)       (113)
 Other                                                                315       225                        722         510
                                                                   ------    ------                     ------      ------

              Total other income                                    2,763     1,762                      7,181       4,650
                                                                   ------    ------                     ------      ------

OTHER EXPENSES
 Salaries and wages                                                 3,900     3,686                     11,805      10,056
 Employee benefits                                                  1,095       915                      3,373       2,462
 Special Charges                                                      961     1,727                      5,758       2,058
 Occupancy                                                          1,214     1,151                      3,906       2,892
 Equipment depreciation and maintenance                               814       648                      2,345       1,748
 Other operating expenses                                           3,275     2,994                      9,888       8,373
                                                                   ------    ------                     ------      ------

              Total other expenses                                 11,259    11,121                     37,075      27,589
                                                                   ------    ------                     ------      ------

               Income before income tax                               636      (338)                    (2,679)      3,380

 Federal income taxes (benefit)                                      (800)   (1,108)                    (3,665)     (1,773)
                                                                   ------    ------                     ------      ------

NET INCOME                                                          1,436       770                        986       5,153
                                                                   ======    ======                     ======      ======

OPERATING INCOME                                                    2,324     1,955                      6,427       6,603
                                                                   ======    ======                     ======      ======

Basic earnings per share*                                          $ 0.22    $ 0.19                     $ 0.61      $ 0.63
                                                                   ======    ======                     ======      ======

Diluted earnings per share*                                        $ 0.22    $ 0.19                     $ 0.61      $ 0.63
                                                                   ======    ======                     ======      ======

*Basic and diluted earnings per share are stated on an operating basis, which excludes the special charges, other one-time charges and security losses, net of taxes. Including the special charges, other one-time charges and security losses, basic and diluted EPS would have been $0.13 and $0.07 for the third quarter 2000 and 1999, respectively and $0.09 and $0.49 for the nine months ended September 30, 2000 and 1999, respectively.

                           Main Street Bancorp, Inc.
                                     2000
                      ($ in thousands, except per share)

                                                --------------      --------------       --------------        --------------
                                                    3Q00                3Q99                 YTD00                 YTD99
                                                --------------      --------------       --------------        --------------
Income Statement: (3 months ending)

Interest income (te)                                   28,558              23,533               84,427                67,482
Interest expense                                       16,850              12,574               49,218                35,486
Net interest income (te)                               11,708              10,959               35,209                31,996
Tax equivalent adjustment                               1,826               1,738                6,079                 4,877
Provision for loan losses                                 750                 200                2,125                   800
Non interest income (exc securities)                    2,946               1,797                7,424                 4,763
Non interest expenses                                  11,259              11,121               37,075                27,589
Security gains(losses)                                   (183)                (35)                (243)                 (113)
Pre-tax income (loss)                                     636                (338)              (2,679)                3,380
Taxes (benefit)                                          (800)             (1,108)              (3,665)               (1,773)
Extraordinary items(net of tax)                             0                   0                    0                     -
Net income                                              1,436                 770                  986                 5,153
Net income, operating basis **                          2,324               1,955                6,427                 6,603
EPS (diluted)                                   $        0.13       $        0.07         $       0.09          $       0.49
EPS (diluted) operating basis **                $        0.22       $        0.19         $       0.61          $       0.63
Book value                                      $        7.77       $        7.90         $       7.77          $       7.90
Book value - realized*                          $        8.88       $        9.09         $       8.88          $       9.09
Average # shares - basic                           10,469,906          10,417,346           10,459,514            10,410,114
Average # shares - diluted                         10,471,418          10,486,567           10,462,980            10,470,347
Common dividends per share                              $0.14               $0.14                $0.42                 $0.42

Non interest income breakdown:
Customer service fees                                   2,083                 951                5,793                 2,408
Trust fees                                                218                 291                  724                   816
Mortgage banking activities                               330                 330                  185                 1,029
Trading account profits                                     -                   -                    -                     -
Other non-interest income                                 315                 225                  722                   510
Total non-interest income                               2,946               1,797                7,424                 4,763

Non interest expense breakdown:
Salaries/benefits                                       4,995               4,601               15,178                12,518
Net occupancy                                           1,214               1,151                3,906                 2,892
Equipment expense                                         814                 648                2,345                 1,748
OREO expenses                                              29                 150                   19                   146
Special Charges                                           961               1,727                5,758                 2,058
Other non-interest expense                              3,246               2,844                9,869                 8,227
Total non-interest expense                             11,259              11,121               37,075                27,589

Balance Sheet: Period end:
Total assets                                        1,536,520           1,403,436
Total securities                                      627,557             648,403
Total loans(Net of unearned & allowance)              791,290             623,153
   Commercial                                         474,185             359,950
   Mortgage                                           211,441             185,623
   Installment                                        113,848              84,511
Total deposits                                      1,220,868           1,018,370
   Non-interest bearing demand                        139,907             116,702
   Interest-bearing demand                            131,266             144,865
   Savings                                            387,082             328,303
   Time deposits                                      562,613             428,500
Total stockholders' equity                             81,320              82,904
Intangibles                                                 0                   0
Allowance for loan losses                               8,184               6,931
# of shares outstanding                            10,469,906          10,429,953

Average balances and yield/cost analysis:

Total interest-earning assets te                    1,450,056  7.81%    1,241,174  7.52%     1,452,534   7.76%     1,197,275
Total assets                                        1,536,898           1,329,332            1,534,507             1,273,452
Average loans                                         785,127             605,180              739,759               579,506

                           Main Street Bancorp, Inc.
                                     2000
                      ($ in thousands, except per share)

                                                  --------------       --------------        --------------        --------------
                                                      3Q00                 3Q99                  YTD00                 YTD99
                                                  --------------       --------------        --------------        --------------
Average equity                                           80,833               84,670                79,964                90,211
Total int. bearing liabilities                        1,309,579   5.10%    1,126,970   4.43%     1,315,628   5.00%     1,073,442
Total deposits                                        1,053,926   4.83%      842,958   4.16%       994,754   4.68%       789,097
Net yield on earning assets(Margin) te                     3.20%                3.50%                 3.24%                 3.57%

Miscellaneous data:
Gross charge-offs                                           239                  480                 1,248                 1,584
Recoveries                                                   62                  261                   305                   493
Net charge-offs                                             177                  219                   943                 1,091
Non-performing assets:
   Non accruals                                           8,374                6,342
   Restructured loans                                        73                   98
   90+ and not on nonaccrual                                530                  567
   Other real estate                                        635                  632
Total NPA's                                               9,612                7,639

Performance Ratios:
Return on average assets                                   0.37%                0.23%                 0.09%                 0.54%
Return on average assets - operating                       0.60%                0.59%                 0.56%                 0.69%
Return on average equity                                   7.11%                3.64%                 1.64%                 7.62%
Return on average equity - operating                      11.50%                9.24%                10.72%                 9.76%
Return on average realized equity*                         6.12%                3.48%                 1.35%                 7.29%
Return on average realized equity* - operating             9.90%                8.83%                 8.77%                 9.34%

Asset Quality Ratios:
Reserve for Loan Losses to Gross Loans                     1.03%                1.11%
Reserve for Loan Losses to Nonperforming assets           85.14%               90.73%

Capital Ratios:
Tier 1 Capital                                            11.09%               12.66%
Total Capital                                             11.99%               13.59%
Leverage Ratio                                             6.59%                7.13%

* Excludes effect on FASB 115
** Excludes security gains (losses), special charges and one-time charges, net of taxes

                           MAIN STREET BANCORP, INC.
            AVERAGE BALANCE, AVERAGE RATES AND NET INTEREST MARGIN

For three months ended:                                      September 30, 2000                             September 30, 1999
------------------------------------------------------------------------------------------------------------------------------------

                                                                 Interest                                     Interest
(Dollars in thousands)                             Average       Income/           Yield/         Average     Income/        Yield/
                                                   Balance       Expense(1)       Rate (2)        Balance     Expense(1)    Rate (2)
------------------------------------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS:

   Interest-bearing deposits at banks            $        312 $             5       6.36%    $        1,855 $          24     5.13%
                                                   -------------------------------------      ------------------------------------

   Taxable securities                                 367,379           6,254       6.75            342,361         5,517     6.39
   Tax-exempt securities                              296,788           5,496       7.35            291,308         5,305     7.23
                                                   -------------------------------------       -----------------------------------
        Total securities                              664,167          11,750       7.02            633,669        10,822     6.78
                                                   -------------------------------------       -----------------------------------
   Federal funds sold                                     450               7       6.17                470             7     5.91
                                                   -------------------------------------       -----------------------------------
   Commercial loans                                   461,938          10,466       8.99            340,054         7,371     8.60
   Mortgage loans                                     212,800           3,995       7.45            183,475         3,568     7.72
   Installment loans                                  110,389           2,335       8.39             81,651         1,741     8.46
                                                   -------------------------------------       -----------------------------------
        Total loans (4)                               785,127          16,796       8.49            605,180        12,680     8.31
                                                   -------------------------------------       -----------------------------------
        Total interest-earning assets               1,450,056          28,558       7.81          1,241,174        23,533     7.52
                                                               =========================                     =====================

Unrealized appreciation on available
   for sale securities                                (20,092)                                      (14,705)
Allowance for loan losses                              (7,805)                                       (7,003)
Non-interest earning assets                           114,739                                       109,866
                                                   ----------                                  ------------
        Total assets                             $  1,536,898                                $    1,329,332
                                                   ==========                                  ============

INTEREST-BEARING LIABILITIES:

   Demand deposits, interest-bearing             $    135,256           1,094       3.21            124,342           962     3.07
   Savings deposits                                   389,025           3,920       4.00            329,389         2,750     3.31
   Other time deposits                                529,645           7,830       5.87            389,227         5,134     5.23
                                                   -------------------------------------       -----------------------------------
        Total deposits                              1,053,926          12,844       4.83            842,958         8,846     4.16
   Other borrowed funds                               165,273           2,781       6.68            199,012         2,689     5.36
   Junior subordinated debentures                      10,000             241       9.56                  -             -        -
   Long-term borrowings                                80,380             984       4.86             85,000         1,039     4.85
                                                   -------------------------------------       -----------------------------------
        Total interest-bearing liabilities          1,309,579          16,850       5.10          1,126,970        12,574     4.43
                                                   -------------------------------------       -----------------------------------
Demand deposits, non-interest bearing                 131,239                                       107,620
Other non-interest bearing liabilities                 15,247                                        10,072
                                                   ----------                                  ------------
        Total liabilities                           1,456,065                                     1,244,662

Stockholders' equity                                   80,833                                        84,670
                                                   ----------                                  ------------
Total liabilities and

   stockholders' equity                          $  1,536,898                                $    1,329,332
                                                   ==========                                  ============

Net interest income                                           $        11,708                               $      10,959
                                                               ==============                                ============

Net interest margin (5)                                                             3.20%                                    3.50%
                                                                              ==========                                  ========

(1)  Includes loan fee income.
(2) Yields on investments are calculated on amortized cost. All yields are annualized.
(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted for TEFRA disallowance.
(4)  Loans outstanding include non-accruing loans.
(5) Represents the difference between interest earned and interest paid, divided by average total interest earning assets.

                           MAIN STREET BANCORP, INC.
            AVERAGE BALANCE, AVERAGE RATES AND NET INTEREST MARGIN

For nine months ended:                    September 30, 2000                                September 30, 1999
------------------------------------------------------------------------------------------------------------------------------------

                                                             Interest                                         Interest
(Dollars in thousands)                       Average          Income/           Yield/         Average         Income/       Yield/
                                             Balance         Expense(1)       Rate (2)         Balance         Expense(1)   Rate (2)
------------------------------------------------------------------------------------------------------------------------------------
INTEREST-EARNING ASSETS:

   Interest-bearing deposits
      at banks                           $        248   $           12           6.46  %   $        815   $          32       5.25 %
                                           ------------------------------------------       --------------------------------------
   Taxable securities                         397,336           20,095           6.76           336,057          16,106       6.41
   Tax-exempt securities                      314,728           17,674           7.50           280,427          15,227       7.26
                                           ------------------------------------------       --------------------------------------
        Total securities                      712,064           37,769           7.09           616,484          31,333       6.80
                                           ------------------------------------------       --------------------------------------
   Federal funds sold                             463               21           6.06               470              17       4.84
                                           ------------------------------------------       --------------------------------------
   Commercial loans                           426,041           28,340           8.89           324,330          20,606       8.49
   Mortgage loans                             211,452           11,906           7.52           177,787          10,511       7.90
   Installment loans                          102,266            6,379           8.33            77,389           4,983       8.61
                                           ------------------------------------------       --------------------------------------
        Total loans (4)                       739,759           46,625           8.42           579,506          36,100       8.33
                                           ------------------------------------------       --------------------------------------
        Total interest-earning
            assets                          1,452,534           84,427           7.76         1,197,275          67,482       7.54
                                                        -----------------------------                     ------------------------

Unrealized gains (losses) on
  available for sale securities               (24,915)                                           (6,084)
Allowance for loan losses                      (7,376)                                           (7,086)
Non-interest earning assets                   114,264                                            89,347
                                           ----------                                       -----------
        Total assets                     $  1,534,507                                      $  1,273,452
                                           ----------                                       -----------

INTEREST-BEARING LIABILITIES:

   Demand deposits, interest-
      bearing                            $    133,797            3,176           3.17 %   $     100,860           2,180       2.89 %
   Savings deposits                           372,495           10,787           3.87           330,467           8,295       3.36
   Other time deposits                        488,462           20,863           5.71           357,770          14,180       5.30
                                           ------------------------------------------       --------------------------------------
        Total deposits                        994,754           34,826           4.68           789,097          24,655       4.18
   Other borrowed funds                       227,425           10,584           6.22           175,975           6,817       5.18
   Junior subordinated debentures              10,000              722           9.64                 -               -
   Long-term borrowings                        83,449            3,086           4.94           108,370           4,014       4.95
                                           ------------------------------------------       --------------------------------------
        Total interest-bearing
            liabilities                     1,315,628           49,218           5.00         1,073,442          35,486       4.42
                                           ------------------------------------------       --------------------------------------
  Demand deposits,
      non-interest bearing                    123,811                                           100,142
Other non-interest-
   bearing liabilities                         15,104                                             9,657
                                           ----------                                       -----------
        Total liabilities                   1,454,543                                         1,183,241

Stockholders' equity                           79,964                                            90,211
                                           ----------                                       -----------
Total liabilities and

   stockholders' equity                  $  1,534,507                                     $   1,273,452
                                           ----------                                       -----------

Net interest income                                     $       35,209                                    $      31,996
                                                         -------------                                     ------------

Net interest margin (5)                                                          3.24 %                                       3.57 %
                                                                          -----------                                    ---------

(1)  Includes loan fee income.
(2) Yields on investments are calculated on amortized cost. All yields are annualized.
(3) Full taxable equivalent basis, using a 34% effective tax rate and adjusted forTEFRA disallowance.
(4)  Loans outstanding include non-accruing loans.
(5) Represents the difference between interest earned and interest paid, divided by average total interest earning assets.

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